Exhibit 4.06

PricewaterhouseCooper LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 8215

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

The undersigned hereby consents to the incorporation by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, of our report dated March 28, 2007 relating to the consolidated balance sheets of sxr Uranium One Inc. as at December 31, 2006 and 2005 and the consolidated statements of operations and deficit and cash flows of the Company for the years then ended.

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario

June 25, 2007

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.